Exhibit (c)(7)

CONFIDENTIAL DRAFT

Project Wellington

Board Discussion Materials

14 March 2006

CONFIDENTIAL DRAFT

Project Wellington

Table of Contents

Section 1

Business Review

Section 2

Preliminary Valuation Review

Section 3

Considerations

CONFIDENTIAL DRAFT

Project Wellington

Section 1

Business Review

CONFIDENTIAL DRAFT

Project Wellington

Business Review

Segment Breakdown

2003A & 2006E Revenue and Adjusted EBITDA

- Since 2003, Wellington has nearly doubled its revenue base and expanded its receivables management business
- Wellington projects continued increases in Revenue and EBITDA due to organic growth and acquisitions
- Acquisitions in 2004 and 2005 account for over 25% of 2006E revenue base
  - 2006E management projections include full year of Intrado and Raindance results

Revenue: $988MM(1)
2003A


Receivables Mgmt.
3%
Conf. Srvcs.
16%
Comm. Services
80%

Source December 31, 2005 10-K

Revenue: $1,899MM(1)
2006E


Receivables Mgmt.
13%
Conf. Srvcs.
31%
Comm Services
57%

Source Management estimates

Adjusted EBITDA: $232MM(2)
2003A


Receivables Mgmt.
1%
Conf. Srvcs.
23%
Comm.Services
76%

Source December 31, 2005 10-K and management estimates

Adjusted EBITDA: $462MM(2)
2006E


Receivables Mgmt.
9%
Comm. Services
49%
Conf. Srvcs.
42%

Source Management estimates

Notes
1. Segment analysis excludes Inter-Segment Eliminations
2. Includes Other Income and reduced for Minority Interest (assumed cash outflow). Receivables Management EBITDA reduced by Minority Interest. Other Income included in segment percentages (per management estimates). Corporate costs and eliminations not included in segment percentages

Morgan Stanley

1

CONFIDENTIAL DRAFT

Project Wellington

Internal and acquisition - driven growth have more than offset the decline in Outbound-to-Consumer revenues

Business Review

Revenue Growth

2001 - 2006

Total Revenue (Pre-Eliminations) (1) $M

2,000

1,800

1,600

1,400

1,200

1,000

800

600

400

200

0

2001 – 2005 CAGR: 18.3%

821

780

12

163

185

646

595

988

160

130

664

34

1,219

302

99

91

727

1,529

439

216

74

800

1,921

226

516

247

932

2001

2002

2003

2004

2005

2006E(2)

Communication Services (excluding outbound)

Outbound to Consumer

Receivables Management

Conferencing

Pending Acquisitions

Notes

1. Total Revenue includes Inter-Segment Eliminations

2. Per management estimates

CONFIDENTIAL DRAFT

Project Wellington

Five-Year Cumulative Cash Flows

$MM

2001-2005

Net Income

$496

D&A

410

WC/Other

18

Total CFO

923

Capex (net of disposals)

(269)

Net Portfolio Activity

(4)

Other

(20)

Total FCF(1)

630

Business Acquisitions

(908)

Business Review

Cash Flow Generation

2001 - 2005

Cash Generation and Use

$MM

500

400

300

200

100

0

102

102

46

46

117

117

123

80

43

219

20

200

471

425

46

225

225

264

12

194

58

280

1

279

286

210

77

2001A

2002A

2003A

2004A

2005A

Cash Flow from Operations

Net Impact of Portfolio Activity (1)

Cash Used for Capex (net of disposals)

Cash Used for Acquisitions

Notes

1. Net Impact of Portfolio Activity includes all activity related to purchased receivable portfolios as shown under Cash Flows from Investing and Cash Flows from Financing (Purchase of Portfolio Receivables, Collections Applied to Principal of Portfolio Receivables, Payments of Portfolio Notes Payable, Proceeds from Issuance of Portfolio Notes Payable)

CONFIDENTIAL DRAFT

Project Wellington

Management estimates a 8.8% CAGR in revenues through 2011 with flat EBITDA margins

Bottom line leverage allows EPS to grow faster

While Wall Street analysts also project continued growth, they have not fully incorporated recent acquisitions into their estimates

Management Case vs. Street Case(1)

$MM

Management

Street

2006E

2007E

2006E

2007E

Revenue

1,899

2,062

1,706

1,854

Street Basis EBITDA

463

506

409

438

% Margin

24%

25%

24%

24%

EBIT

322

361

288

319

% Margin

17%

18%

17%

17%

EPS

$2.27

$2.62

$2.23

$2.47

Business Review

Summary of Updated Financial Forecast

Management Case(1)

Net Revenues

$MM

3,500

3,000

2,500

2,000

1,500

1,000

500

0

2005A

2006E

2007E

2008E

2009E

2010E

’06 – ’10 CAGR: 8.8%

1,524

1,899

2,062

2,249

2,447

2,662

Source Management estimates and December 31, 2005 10-K

EBIT

$MM

% Margin

600

500

400

300

200

100

0

2005A

2006E

2007E

2008E

2009E

2010E

20.0%

19.5%

19.0%

18.5%

18.0%

17.5%

17.0%

16.5%

16.0%

’06 – ’10 CAGR: 12.5%

267

322

361

413

456

516

Source Management estimates and December 31, 2005 10-K

Adjusted EBITDA(2)

$MM

% Margin

700

600

500

400

300

200

100

0

2005A

2006E

2007E

2008E

2009E

2010E

’06 – ’10 CAGR: 8.5%

364

462

500

542

587

640

25.0%

24.8%

24.6%

24.4%

24.2%

24.0%

23.8%

23.6%

23.4%

23.2%

23.0%

Source Management estimates and December 31, 2005 10-K

EPS

5

4

3

2

1

0

’06 – ’10 CAGR: 16.4%

$2.11

$2.27

$2.62

$3.21

$3.65

$4.16

2005A

2006E

2007E

2008E

2009E

2010E

Source Management estimates and December 31, 2005 10-K

Notes

1. 2005A data based on December 31, 2005 10-K. Management Case assumes full year of contribution from Intrado and Raindance acquisitions in 2006. Street estimates based on IBES mean data as of March 10, 2006

2. Includes Other Income and reduced for Minority Interest (assumed cash outflow)

CONFIDENTIAL DRAFT

Project Wellington

Section 2

Preliminary Valuation Review

CONFIDENTIAL DRAFT

Project Wellington

Wellington Stock Price Performance

Last Three Years

As of 3/10/06

$42.71

30 Day Average

$42.32

60 Day Average

$41.57

90 Day Average

$41.06

1 Year Average

$38.34

2 Year Average

$33.66

3 Year Average

$30.39

52 Week High

$43.53

Relative Stock Price Performance

Wellington S&P 500

Last 30 Days

6.0%

-0.2%

Last 60 Days

10.3%

1.1%

Last 90 Days

8.3%

6.2%

Last 1 Year

27.5%

6.0%

Last 2 Years

70.8%

14.0%

Last 3 Years

186.6%

58.7%

Preliminary Valuation Review

Stock Price Performance

Last Three Years

US$

50.00

45.00

40.00

35.00

30.00

25.00

20.00

15.00

10.00

5.00

42.71

42.32

41.57

41.06

38.34

33.66

30.39

3/10/03

7/7/03

10/30/03

3/1/04

6/28/04

10/22/04

2/18/05

6/17/05

10/13/05

3/10/06

Wellington

3 Year Avg.

2 Year Avg.

1 Year Avg.

90 Day Avg.

60 Day Avg.

30 Day Avg.

Source FactSet

CONFIDENTIAL DRAFT

Project Wellington

Wellington’s stock price has generally tracked the company’s earnings performance

Recent increases in stock price due to improved estimates in 2004 ad 2005

Preliminary Valuation Review

EPS: Forecast vs. Actual

1997 – 2006

Historical and Projected Fiscal Year EPS

$

Share Price

$

2.50

2.25

2.00

1.75

1.50

1.25

1.00

0.75

0.50

0.25

0.00

50.00

45.00

40.00

35.00

30.00

25.00

20.00

15.00

10.00

5.00

0.00

Mar-97

Mar-98

Mar-99

Mar-00

Mar-01

Mar-02

Mar-03

Mar-04

Mar-05

Mar-06

1997

1998

1999

2000

2001

2002

2003

2004

2005

2006E

Actual EPS

Wellington Share Price

Source Factset

CONFIDENTIAL DRAFT

Project Wellington

NTM P/E Ratio

Date

Wellington

as of 3/10/06

18.8x

1 Year Avg.

17.9x

2 Year Avg.

17.4x

3 Year Avg.

16.9x

Preliminary Valuation Review

Next Twelve Months P/E Ratio

Last Three Years

NTM P/E Ratio

21.0x

20.0x

19.0x

18.0x

17.0x

16.0x

15.0x

14.0x

13.0x

12.0x

11.0x

10.0x

18.8x

3/10/03

6/23/03

10/6/03

1/21/04

5/5/04

8/19/04

12/2/04

3/18/05

7/1/05

10/14/05

3/10/06

Wellington

Source FactSet

CONFIDENTIAL DRAFT

Project Wellington

Preliminary Valuation Review

Summary Preliminary Valuation

Valuation

Equity Value/Share

($USD) (1)

3/10/06 Price

$42.71

LTM Trading Range

31.17

38.73

43.53

Analyst Price Targets (2)

41.96

44.64

47.32

Comparable Companies

17x – 19x 2006E P/E, Mgmt. Forecast ($2.27)

38.59

43.13

7.5x – 8.5x 2006E Mgmt. Adj. EBITDA (3)

36.68

42.74

Precedent Multiples Paid

9.0x – 11.0x 2005A EBITDA (4)

39.72

50.49

Precedent Premiums Paid

Approximately 16% – 25% Premium to 30-Day Avg.

49.09

52.90

LBO Analysis: 18% – 22% IRR

Management Case

41.00

47.00

Discounted Cash Flow Analysis (5)

42.08

52.15

Management Case

25

30

35

40

45

50

55

60

65

70

Volume Weighted Average Price

Median

Notes

1. Based on fully diluted shares outstanding (treasury method)

2. Discounted by one year at cost of equity of 12%

3. Includes Other Income and reduced by Minority Interest (assumed cash flow)

4. Wellington 2005 EBITDA as per 2005 10-K plus Intrado and Raindance 2005 EBITDA, as per their respective 2005 10-Ks

5. Assumes WACC range of 9.5% - 11.5%, EBITDA exit multiple range of 8.0x – 9.0x

CONFIDENTIAL DRAFT

Project Wellington

Preliminary Valuation Review

Valuation Matrix

Adjusted for Intrado and Raindance Acquisitions

West Corporation Valuation Matrix

Adjusted for Acquisitions

$MM, except for per share amounts

Price Per Share	Prem. / (Disc.) to Current	Total Equity Value [1]	Founders' Equity Value [2]	Public Equity Value	Aggregate Value [3]	Aggregate Value / Revenue 2005 Adj. [4]	Aggregate Value / Revenue 2006E	Aggregate Value / EBITDA 2005 Adj. [5]	Aggregate Value / EBITDA 2006E [6]	Price / EPS 2006E	Price / EPS 2007E	PEG [7] 2006E
Statistic	*$42.71*	*$3,126*	*$1,711*	*$1,415*	*$3,927*	*$1,745*	*$1,899*	*$411*	*$462*	*$2.27*	*$2.62*	*17.0%*
$40.00	(6.3%)	$2,919	$1,602	$1,317	$3,721	2.1x	2.0x	9.0x	8.0x	17.6x	15.3x	1.0x
$42.00	(1.7%)	$3,065	$1,682	$1,383	$3,867	2.2x	2.0x	9.4x	8.4x	18.5x	16.0x	1.1x
42.71	0.0%	3,126	1,711	1,415	3,927	2.3x	2.1x	9.5x	8.5x	18.8x	16.3x	1.1x
42.00	(1.7%)	3,071	1,682	1,389	3,873	2.2x	2.0x	9.4x	8.4x	18.5x	16.0x	1.1x
44.00	3.0%	3,224	1,762	1,462	4,026	2.3x	2.1x	9.8x	8.7x	19.4x	16.8x	1.1x
46.00	7.7%	3,377	1,842	1,534	4,179	2.4x	2.2x	10.2x	9.0x	20.2x	17.6x	1.2x
48.00	12.4%	3,529	1,922	1,607	4,331	2.5x	2.3x	10.5x	9.4x	21.1x	18.3x	1.2x
50.00	17.1%	3,682	2,002	1,679	4,484	2.6x	2.4x	10.9x	9.7x	22.0x	19.1x	1.3x
52.00	21.8%	3,834	2,083	1,752	4,636	2.7x	2.4x	11.3x	10.0x	22.9x	19.9x	1.3x
54.00	26.4%	3,987	2,163	1,824	4,789	2.7x	2.5x	11.6x	10.4x	23.8x	20.6x	1.4x

Notes

1. Fully diluted equity value (treasury method) of 73.2MM shares at $42.71 / share
2. Assumes Gary L. West and Mary E. West own 40.0MM basic shares, as reported in 3/7/06 Form 4
3. Assumes net debt of $802MM based on projected balance sheet (pro forma for Intrado and Raindance), per management estimates
4. Wellington 2005 EBITDA as per 2005 10-K plus Intrado and Raindance 2005 EBITDA, as per their respective 2005 10-Ks
5. Wellington 2005 revenue as per 2005 10-K plus Intrado and Raindance 2005 revenue, as per their respective 2005 10-Ks
6. Includes Other Income and reduced by Minority Interest (assumed cash flow)
7. 2006E growth rate as per I/B/E/S estimate

Morgan Stanley

9

CONFIDENTIAL DRAFT

Project Wellington

Preliminary Valuation Review

Comparable Companies

As of March 10, 2006

2006E P / E

x

30

25

20

15

10

5

0

25.3

24.0

21.6

20.9

19.3

18.8

16.9

16.0

14.3

23.5

11.4

17.6

12.8

11.7

10.9

19.2

19.0

17.3

16.7

Sykes

TeleTech

ICT

Sitel

PSPT

Wellington

SR.Tele.

Convergys

NCO

WebEx

Prem. Global

Port. Rec.

Asset Accpt.

Asta

Encore

ACN

DST

ACS

Fiserv

Customer Care

Conferencing

Receivables Mgmt.

BPO

Source I/B/E/S, Wall Street Research, latest available company filings

Aggregate Value / 2006E EBITDA

x

14

12

10

8
6
4
2

0

8.5

8.5

8.1

7.1

6.6

6.5

5.9

5.7

5.0

12.7

6.2

9.3

8.6

7.2

5.6

11.6

10.4

8.9

8.6

Wellington

Sykes

TeleTech

ICT

NCO

Convergys

PSPT

Sitel

SR. Tele.

WebEx

Prem. Global

Port. Rec.

Asta

Asset Accpt .

Encore

DST

ACN

Fiserv

ACS

Customer Care

Conferencing

Receivables Mgmt.

BPO

Source I/B/E/S, Wall Street Research, latest available company filings

CONFIDENTIAL DRAFT

Project Wellington

Analysis includes acquisition premiums for US public targets from 1999 – 2006YTD

Transactions >$1Bn involving 100% cash consideration

Premium to price 1-day prior to announcement

Premiums have declined during the past 3 years

Preliminary Valuation Review

Premium Analysis (1)

100% Cash Deals > $1Bn; 1999 – 2006YTD

Premiums by Quartile (1-Day Prior)

%

’03 - ’06YTD

’99 - ’06YTD

# of Transactions

101

199

1st Quartile

High

96.7%

100.0%

Low

33.0%

39.4%

Mean

47.2%

59.6%

Median

38.3%

51.6%

2nd Quartile

High

32.7%

38.5%

Low

20.7%

26.3%

Mean

26.5%

32.4%

Median

26.6%

32.6%

3rd Quartile

High

20.6%

25.9%

Low

13.2%

14.8%

Mean

16.9%

20.3%

Median

17.0%

20.4%

4th Quartile

High

12.6%

14.8%

Low

-9.5%

-9.5%

Mean

4.9%

7.0%

Median

5.1%

6.7%

Total Mean

23.7%

29.9%

Total Median

20.6%

26.3%

Source Thomson

Long-Term Market Median Premiums (1-Day Prior)

%

45

40

35

30

25

20

15

10

5

0

27.3

39.4

40.1

39.4

28.0

24.7

21.1

16.1

1999

2000

2001

2002

2003

2004

2005

2006

# of Transactions

42

35

15

6

9

29

52

11

Source Thomson

Notes

1. Premiums include 100% cash deals from 1999 – 2006YTD above $1Bn in transaction value whereby the acquiror sought more than 50% of outstanding shares. Excludes deals with premium below negative 10% and those with premium greater than 100%

CONFIDENTIAL DRAFT

Project Wellington

Preliminary Valuation Review

Precedent Transactions

Selected Industry Transactions

Premiums Paid Analysis
Business Process Outsourcing

Ann. Date	Target / Acquiror	Agg. Value ($MM)	Premium (30-day)	Aggregate Value / Revenue LTM	Aggregate Value / Revenue Forward	Aggregate Value / EBITDA LTM	Equity Value / Net Income LTM	Equity Value / Net Income Forward
Customer Care / Teleservices								
6-Feb-06	**Raindance Communications Inc. / West Corp.**[1]	110	36.4%	1.5x	1.4x	8.9x	30.0x	22.5x
30-Jan-06	**Intrado Inc. / West Corp.**[2]	465	12.9%	3.2x	3.0x	12.8x	37.1x	37.1x
10-May-05	**Sprint (Conferencing Assets) / West Corp.**	207		1.8x	NA	4.0x	7.8x	NA
11-Jun-04	**Language Line Inc. / ABRY Partners**	717		5.1x	NA	10.4x	14.9x	NA
27-Mar-03	**InterCall Inc. / West Corp.**	400		2.0x	NA	5.7x	13.7x	NA
18-Nov-03	**RMH Teleservices Inc. / NCO Group Inc.**	116	63.7%	0.4x	NA	10.2x	NMF	NA
	Mean			2.3x	2.2x	8.7x	20.7x	29.8x
	Median			2.2x	2.7x	10.2x	22.8x	22.5x
A/R Management								
7-Jul-05	**Risk Management Alternatives, Inc. / NCO Group**	119		0.4x	NA	NA	NA	NA
23-Jul-04	**Worldwide Asset Management LLC / West Corp.**	164		1.6x	NA	5.8x	NA	NA
22-Dec-03	**Patient Accounting Services / ACS Inc.**	104		1.5x	NA	NA	NA	NA
	Mean			1.2x	NA	5.8x	NA	NA
	Median			2.2x	NA	10.3x	NA	NA
Other BPO								
8-Mar-06	**SOURCECORP, Inc. / Affiliates of Apollo Management**	474	18.3%[3]	1.2x	NA	10.6x	15.0x	NA
9-Feb-06	**ADP (Claims Services Group) / Solera, Inc.**	975		2.3x	NA	NA	NA	NA
27-Dec-05	**Sedgwick CMS Holdings / Fidelity National Financial Inc**	635		1.6x	NA	NA	NA	NA
15-Sep-05	**Fidelity National Information Services Inc. / Certegy Inc.**	2,464	11.1%	2.3x	2.3x	10.0x	20.5x	20.2x
28-Jul-05	**SS&C Technologies Inc. / The Carlyle Group**	989	21.9%	8.2x	6.1x	23.1x	40.5x	34.6x
28-Mar-05	**SunGard Data Systems / Private Equity Consortium**	11,300	44.3%[4]	3.2x	3.1x	10.8x	25.5x	20.9x
8-Nov-04	**Gecis / General Atlantic Partners & Oak Hill Capital**	800		1.9x	1.6x	8.0x	NA	NA
13-Jul-04	**National Processing Inc. / Bank of America**	1,137	(8.1%)	2.2x	NA	9.9x	25.6x	25.3x
2-Apr-03	**Concord EFS / First Data Corp.**	5,783	25.0%	2.9x	NA	10.3x	20.7x	19.1x
	Mean			2.9x	3.3x	11.8x	24.6x	24.0x
	Median			2.3x	2.7x	10.3x	23.1x	20.9x

Notes
1. Estimates per CIBC research (as of 2/6/06) and I/B/E/S
2. Estimates per Morgan Keegan (as of 1/31/06) and I/B/E/S
3. Premium to unaffected share price as of close of 10/4/05 (1-day prior to company's announcement to evaluate strategic alternatives)
4. Premium to unaffected share price as of close of 3/18/05

Morgan Stanley

12

CONFIDENTIAL DRAFT

Project Wellington

Preliminary Valuation Review

Illustrative LBO Sensitivity Analysis

Assuming Management Case Projections

- **Assuming a price of $44.00 / share, the proposed capital structure could be the following:**
  - **$2,885MM of debt (6.5x Debt / LTM EBITDA**
  - **$1,260MM of equity**
- **Returns from an investor perspective very sensitive to price, leverage and margins**

Sources	$MM	%
Bank Debt	1,775	43%
Subordinated Debt	1,110	27%
Total Debt	2,885	70%
Equity	1,260	30%
Total Sources	4,145	

Uses	$MM	%
Purchase of Equity	3,224	78%
Refinancing of Debt	821	20%
Transaction Costs	100	2%
Total Uses	4,145	

LBO Sensitivity Analysis
Assumes 6.5x Total Debt / LTM EBITDA Leverage

			Equity Contribution		5 Year IRR Exit Multiple (Adj. EBITDA)		
Share Purchase Price	LTM EBITDA Adj. Multiple [1]	Implied Aggregate Value	$ Value	% of Sources	8.00x	8.50x	9.00x
$40.00	8.4x	3,721	955	24.9%	23.6%	25.6%	27.6%
$41.00	8.6x	3,797	1,031	26.3%	22.0%	24.0%	25.9%
$42.00	8.7x	3,873	1,108	27.7%	20.5%	22.5%	24.4%
$43.00	8.9x	3,950	1,184	29.1%	19.1%	21.1%	22.9%
$44.00	9.1x	4,026	1,260	30.4%	17.9%	19.8%	21.6%
$45.00	9.2x	4,102	1,337	31.7%	16.7%	18.6%	20.4%
$46.00	9.4x	4,179	1,413	32.9%	15.6%	17.5%	19.3%
$47.00	9.6x	4,255	1,489	34.0%	14.6%	16.5%	18.2%
$48.00	9.8x	4,331	1,565	35.2%	13.6%	15.5%	17.2%
$49.00	9.9x	4,407	1,642	36.3%	12.7%	14.6%	16.3%
$50.00	10.1x	4,484	1,718	37.3%	11.9%	13.7%	15.4%
$51.00	10.3x	4,560	1,794	38.3%	11.1%	12.9%	14.6%
$52.00	10.4x	4,636	1,871	39.3%	10.3%	12.1%	13.8%

Notes
1. Includes Other Income and reduced by Minority Interest (assumed cash outflow). LTM adjusted EBITDA equal to $443.8MM as of May 1, 2006, per management estimates

Morgan Stanley

13

CONFIDENTIAL DRAFT

Project Wellington

Discounted cash flow assumptions

Management Case projections

9.5% - 11.5% WACC

7.5x – 8.5x EBITDA multiple in 2011

Sensitivity analysis performed highlighting a range of revenue growth rates (assumes constant EBITDA margins)

1% decline in revenue CAGR equates to approximately $2.50 to $3.00 per share

Preliminary Valuation Review

Discounted Cash Flow Analysis

Management Case DCF Values

Discount Rate

Exit Mult.

9.5%

10.5%

11.5%

7.5x

$46.70

$44.33

$42.08

8.0x

$49.43

$46.91

$44.54

8.5x

$52.15

$49.50

$47.00

DCF Sensitivity: Exit Multiple v. Revenue CAGR (1) Assumes 10.5% WACC

Exit EBITDA Multiple

Rev. CAGR

7.5x

8.0x

8.5x

5.0%

$35.53

$37.65

$39.76

6.0%

$37.99

$40.23

$42.46

7.0%

$40.54

$42.91

$45.29

8.0%

$43.21

$45.72

$48.24

9.0%

$45.99

$48.66

$51.32

10.0%

$48.90

$51.72

$54.54

Notes

1. Assumes 10.5% WACC. EBITDA margins held constant at 2005PF management estimates

CONFIDENTIAL DRAFT

Project Wellington

Section 3

Considerations

MorganStanley

CONFIDENTIAL DRAFT

Project Wellington

Considerations

Current Market Conditions

Equity Markets - SOLID

Broader market stable, expecting single digit returns

S&P 500 up 2.7% YTD

IPO window open, including sponsor – backed deals

Equity markets very receptive to BPO companies in 2005 – multiple expansion as well as strong earnings performance

Private Equity – VERY ACTIVE

Very strong demand for BPO companies

Generally targeting 18–22% risk-adjusted returns

Debt capacity critical in driving returns

Diligence on conferencing business key to accessing feasibility

Credit Markets – ROBUST, BUT…

Leveraged finance window open

Markets are becoming receptive to asset-lite businesses (people and technology)

Rates have backed up, but leverage multiples have increased since last year

Key question: How long will this last?

Strategic Partners - LIMITED

Strategic activity significant sector wide

Potential synergy opportunity offset by disparate businesses and current valuation

Unlikely to find new strategic interest given 2005 inquiries

CONFIDENTIAL DRAFT

Project Wellington

Considerations

Share Price Premiums in Context

Implied Premium %

Actual Share Price

Assumed Purchase Price per Share

$40.00

$41.00

$42.00

$43.00

$44.00

$45.00

$46.00

$47.00

$48.00

$49.00

$50.00

$51.00

$52.00

Current (3/10/2006)

$42.71

(6.3%)

(4.0%)

(1.7%)

0.7%

3.0%

5.4%

7.7%

10.0%

12.4%

14.7%

17.1%

19.4%

21.8%

Last 30 Trading Days Avg.

42.32

(5.5%)

(3.1%)

(0.8%)

1.6%

4.0%

6.3%

8.7%

11.1%

13.4%

15.8%

18.2%

20.5%

22.9%

Last 60 Trading Days Avg.

41.57

(3.8%)

(1.4%)

1.0%

3.4%

5.9%

8.3%

10.7%

13.1%

15.5%

17.9%

20.3%

22.7%

25.1%

Last 90 Trading Days Avg.

41.06

(2.6%)

(0.2%)

2.3%

4.7%

7.1%

9.6%

12.0%

14.5%

16.9%

19.3%

21.8%

24.2%

26.6%

Last 180 Trading Days Avg.

39.91

0.2%

2.7%

5.2%

7.7%

10.3%

12.8%

15.3%

17.8%

20.3%

22.8%

25.3%

27.8%

30.3%

LTM Average

38.34

4.3%

6.9%

9.5%

12.1%

14.8%

17.4%

20.0%

22.6%

25.2%

27.8%

30.4%

33.0%

35.6%

LTM High

43.53

(8.1%)

(5.8%)

(3.5%)

(1.2%)

1.1%

3.4%

5.7%

8.0%

10.3%

12.6%

14.9%

17.2%

19.5%

LTM Low

31.17

28.3%

31.5%

34.7%

38.0%

41.2%

44.4%

47.6%

50.8%

54.0%

57.2%

60.4%

63.6%

66.8%

CONFIDENTIAL DRAFT

Project Wellington

Considerations

Consideration Paid Analysis

Equity Value Per Share

Consideration Paid (1) (2)

$MM, except where noted

Public Shareholders(3)

Current Equity Value

$3,125.5

(30.0MM Basic Shares + Options)

Price

$42.00

$42.71

$44.00

$46.00

$48.00

$50.00

$52.00

$54.00

(1.7%)

0.0%

3.0%

7.7%

12.4%

17.1%

21.8%

26.4%

Premium

Price

Founder Shareholders(3)

(40.0MM Shares)

%

$40.00

(6.3%)

40.90

41.23

41.81

42.73

43.64

44.56

45.48

46.41

$42.00

(1.7%)

42.00

42.32

42.91

43.82

44.73

45.65

46.57

47.49

$42.71

0.0%

42.39

42.71

43.29

44.20

45.12

46.03

46.95

47.88

$44.00

3.0%

43.10

43.42

44.00

44.91

45.82

46.74

47.65

48.58

$46.00

7.7%

44.19

44.51

45.09

46.00

46.91

47.82

48.74

49.66

$48.00

12.4%

45.29

45.61

46.19

47.09

48.00

48.91

49.83

50.75

$50.00

17.1%

46.38

46.70

47.28

48.18

49.09

50.00

50.91

51.83

Notes

1. Fully diluted equity value (treasury method). Options allocated to minority shareholders

2. Assumes Gary L. West and Mary E. West own 40.0MM basic shares, as reported in 3/7/06 Form 4

3. Founders and minority shareholder ownership is on a fully diluted basis

CONFIDENTIAL DRAFT

Project Wellington

Considerations

Illustrative Leveraged Recapitalization Example

Management Case

- **Transaction assumptions**
  - **Buy shares back at 5% premium ($44.84)**
  - **Funded with debt at an incremental cost of 6.5%**
  - **Pro rate buyback to keep existing ownership stake**
  - **No paydown of incremental debt**

$500MM Buyback		
Shares Repurchased (MM)		11.1
% of 2006PF Diluted Shares[1]		15.4%
Pro Forma 2006PF Shares (MM)[1]		61.5
Pro Forma Debt ($MM)[2]		1,321
Pro Forma Debt / Adj. EBITDA[3]		3.0x
	2006PF	2007E
EPS	$2.34	$2.74
% Accretion	2.9%	4.5%

$1000MM Buyback		
Shares Repurchased (MM)		22.3
% of 2006PF Diluted Shares[1]		30.7%
Pro Forma 2006PF Shares (MM)[1]		50.3
Pro Forma Debt ($MM)[2]		1,821
Pro Forma Debt / Adj. EBITDA[3]		4.1x
	2006PF	2007E
EPS	$2.43	$2.90
% Accretion	7.0%	10.9%

Current Statistics	
Stock Price	42.71
F/D Shares (MM)[4]	73
Market Cap. ($MM)	3,126
2006E EPS	$2.27
2007E EPS	$2.62
2006 P/E	18.8x
2007 P/E	16.3x
Debt (Post Acq.)[5]	821
Adj. EBITDA[6]	462

Stock Price Impact
$500MM Buyback

Multiple	2006PF $2.34	2007E $2.74
16x	$37.42	$43.77
17x	$39.76	$46.51
18x	$42.10	$49.24
19x	$44.44	$51.98
20x	$46.78	$54.71
21x	$49.12	$57.45

Stock Price Impact
$1000MM Buyback

Multiple	2006PF $2.43	2007E $2.90
16x	$38.94	$46.46
17x	$41.37	$49.36
18x	$43.81	$52.27
19x	$46.24	$55.17
20x	$48.67	$58.08
21x	$51.11	$60.98

Notes
1. Diluted shares based on management estimates equal to 72.6MM and 73.2MM as of 2006PF and 2007E, respectively
2. Standalone debt as of June 30, 2006, per management estimates
3. As of June 30, 2006. Adjusted EBITDA includes Other Income and is reduced by Minority Interest (assumed cash outflow)
4. Treasury method
5. As of May 1, 2006, per management estimates
6. Includes Other Income and reduced by Minority Interest (assumed cash outflow)

Morgan Stanley

18

CONFIDENTIAL DRAFT

Project Wellington

Assuming a constant P / E range of 17x – 19x, projected EPS growth would suggest a future share price of $71 - $79 by 2010

Depending on the time horizon, the net present value of the future stock price is approximately $47 - $49 based on the Management Case

Considerations

Illustrative Projected Share Price Analysis

Mid-Point Present Values

Wellington Projected Share Price: Based on Constant NTM P/E Range of 17x – 19x (1)

$

90.00

80.00

70.00

60.00

50.00

40.00

30.00

$79.04

$69.35

$70.72

$60.99

$62.05

$54.57

$49.78

$43.13

$44.54

$38.59

2006E

2007E

2008E

2009E

2010E

CAGR

Mgmt. EPS Estimates ($):

2.27

2.62

3.21

3.65

4.16

16.4%

Mid-Point PV of Share Prices (2): $43.32

$47.39

$48.11

$48.96

Notes

1. Assumes: 17x–19x PE multiple and 70.0MM shares outstanding for Wellington

2. Assumes midpoint value, March 31, 2006 valuation date and an illustrative 12% cost of equity